UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 18, 2025
Date of Report: (Date of earliest event reported)
__________________________
ARTHUR J. GALLAGHER & CO.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2850 Golf Road, Rolling Meadows, Illinois 60008, (630) 773-3800
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets
On August 18, 2025, Arthur J. Gallagher & Co. (the “Company”) completed its previously announced acquisition (the “Transaction”) of all of the issued and outstanding stock of Dolphin Topco, Inc., a Delaware corporation (the “Acquired Entity”). The Transaction was completed pursuant to a Stock Purchase Agreement entered into on December 7, 2024 (the “Purchase Agreement”) among the Company, The AssuredPartners Group LP, a Delaware Limited partnership (the “Seller”), and the Acquired Entity.
Upon the closing of the Transaction, the Company paid the Seller an aggregate purchase price of $13.8 billion in cash after giving effect to and subject to certain customary adjustments as set forth in the Purchase Agreement. The Company financed the acquisition with net proceeds from the previously disclosed equity and debt financing transactions.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference in its entirety. The Purchase Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, the Seller or the Acquired Entity or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Seller or the Acquired Entity or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 7.01.          Regulation FD Disclosure
On August 18, 2025, the Company issued a press release announcing the closing of the Transaction. A copy of such press release is furnished herewith as Exhibit 99.1.
Item 9.01.          Financial Statements and Exhibits

2.1
Stock Purchase Agreement, dated as of December 7, 2024, by and among Arthur J. Gallagher & Co., The AssuredPartners Group LP and Dolphin Topco, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 9, 2024).

99.1	Press release, dated August 18, 2025, issued by Arthur J. Gallagher & Co.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: August 18, 2025	By:	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary